                                                                    EXHIBIT 4.12


              [Form of Temporary Global Bearer Fixed Rate Security]

                                 [Form of Face]

                        Temporary Global Bearer Security



          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

          THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, [WITHOUT COUPONS] [WITH COUPONS], EXCHANGEABLE FOR [A PERMANENT GLOBAL BEARER SECURITY] [DEFINITIVE SECURITIES], [WITHOUT COUPONS] [WITH COUPONS], AT THE PRINCIPAL OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON ON OR AFTER THE ISSUANCE DATE HEREOF UPON PRESENTATION OF THE CERTIFICATION SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR [A PERMANENT GLOBAL BEARER SECURITY] [A DEFINITIVE SECURITY], ARE AS SPECIFIED HEREIN AND IN THE INDENTURE.

          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL BEARER SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

          [IF AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT--FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE ISSUE PRICE (THE "ISSUE PRICE") OF THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE ORIGINAL ISSUE DATE IS ___________, 19___, AND THE YIELD TO MATURITY IS ____%. THE METHOD USED TO DETERMINE THE YIELD IS ____________, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ___________, 19___, TO ___________, 19___, IS ____% OF THE PRINCIPAL AMOUNT OF
THIS SECURITY. THE ECONOMIC YIELD COULD BE DIFFERENT FROM THE HYPOTHETICAL YIELD TO MATURITY FOR TAX PURPOSES.]

                         UNION OIL COMPANY OF CALIFORNIA
               Payment of Principal, Interest and Premium, if any,
                                  Guaranteed by
                               UNOCAL CORPORATION
                 [Form of Temporary Global Fixed Rate Security]
                           [Insert Title of Security]

No:___________                               Principal Amount
                                             U.S.$ _______________

Original Issuance Date:                                Stated Maturity:

Interest Rate:


          This Temporary Global Security is a temporary global security in respect of a duly authorized issuance of _______________________________(the "Securities") of Union Oil Company of California, a corporation duly organized and existing under the laws of the State of California (the "Company," which term includes any successor corporation under the indenture hereinafter referred
to), of the Principal Amount specified above (as adjusted on Schedule A hereto, referred to herein as the "Principal Amount"), with the Original Issuance Date specified above (the "Original Issuance Date") and the Stated Maturity specified above (the "Stated Maturity") and bearing interest on said Principal Amount at the per annum Interest Rate specified above (the "Interest Rate").

          The Company, for value received, hereby promises to pay to the bearer upon surrender hereof the Principal Amount on the Stated Maturity specified above [IF SECURITY IS CONVERTIBLE, EXCHANGEABLE OR REDEEMABLE, INSERT-- (unless earlier converted, exchanged or redeemed)] and to pay interest on said Principal Amount at the per annum Interest Rate specified above on each succeeding Interest Payment Date (as defined below), until payment of said principal sum has been made or made available for payment commencing _____________________ ______, but only, in the case of such interest due on or before maturity, upon presentation and surrender of the interest Coupons attached hereto ("Coupon") as they severally mature. Unless otherwise provided herein, such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture hereinafter referred to) to rescind the designation of any such Paying Agent, at the offices of _________________________ in_______________________________ or at such other offices or agencies outside the United States (as defined below) as the Company may designate, or at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. Interest on this Security shall be payable to Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), or CEDEL, S.A. ("Cedel") (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) on such Interest Payment Date upon delivery by Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) to the Trustee of a certificate in the form provided in the Indenture for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of this Security (or to such other accounts as they may direct), and upon receipt by Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) of a certificate from such beneficial owner, as provided in the Indenture. No payment of principal of (including premium, if any) or interest on this Security shall be made at any office

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or agency of the Company in the United States or by check mailed to any address in the United States; or by transfer to an account maintained in the United States; PROVIDED, HOWEVER, unless otherwise provided herein, that payment of principal of (including premium, if any) and interest on this Security (including any additional amounts that may be payable as provided below) shall be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of such principal (including premium, if any), interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

          The Company shall pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any) and interest on this Security, after deduction or other withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for in this Security to be then due and payable; PROVIDED, HOWEVER, that the obligation to pay additional amounts will not apply to any one or more of the following:

          (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or person holding a power over, such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes, a corporation that accumulates earnings to avoid United States Federal income tax or a tax exempt organization or private foundation;

          (b) any tax, assessment or other governmental charge imposed by reason of such Holder owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the fact such Holder is a controlled foreign corporation related to the Company through stock ownership;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States or with the Company or the Guarantor of the Holder or beneficial owner of this Security, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or governmental charge;

          (e) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on this Security; or

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor shall additional amounts be paid with respect to any payment of principal of (and premium, if any) or interest on this Security to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. The term "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia) and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

          Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to herein would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu thereof. In such event, the Company shall pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal (and premium, if any) or interest due in respect of this Security or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is
(i) the result of a certification, identification or information reporting requirement described in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of this Security is within the category of Persons described in clause (a) above, or (iii) imposed as a result of presentation of this Security or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, shall not be less than the amount provided for in this Security to be then due and payable.

          This Temporary Global Security is exchangeable in whole or from time to time in part for [a Permanent Global Bearer Security] [definitive [Bearer] [Registered] Securities] of the same series and of like tenor with the same Issuance Date, Stated Maturity and Interest Rate and, if this Temporary Global Security is an Original Issue Discount Security, with the same Issue Price specified in the legend above, following the Exchange Date when the beneficial owner or a financial institution or a clearing organization through which the beneficial owner directly holds his interest in this Temporary Global Security instructs Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) to request such an exchange on his behalf and delivers to Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) the certificate required under the Indenture dated as of a date no earlier than 15 days prior to the date on which Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) furnishes to the Common Depositary the certificate set forth in the Indenture. Upon exchange of any portion of this Temporary Global Security for [a Permanent Global Bearer Security] [definitive [Bearer] [Registered] Securities], the Trustee referred to on the reverse thereof shall endorse Schedule A of this Temporary Global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount to be [entered on the grid attached to the Permanent Global Bearer Security] [issued in definitive form], whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for [a Permanent Global Bearer Security] [definitive securities], this Temporary Global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as the duly authenticated and delivered [Permanent Global Bearer Security] [definitive Security].

          Interest, if any, payable in respect of an Interest Payment Date occurring prior to the Exchange Date will be paid to each of Euro-clear and Cedel (and such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) with respect to that portion of this Security held for its account by the Common Depositary upon certification by Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion), as the case may be, to the Trustee, as required by the Indenture.

          This Security has been issued under and is governed by the terms of an indenture dated as of _____________, 199___ (the "Indenture") among the Company, Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as Guarantor (the "Guarantor," which term includes any successor guarantor under the Indenture) and [IF THE SECURITY IS A SENIOR SECURITY, INSERT--Chemical Trust Company of California, a corporation duly organized and existing under the laws of the state of California] [IF THE SECURITY IS A SUBORDINATED SECURITY, INSERT--name of Subordinated Trustee], as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), which incorporates the Standard Multiple-Series Indenture Provisions, January 1991, of the Issuer and the Guarantor, dated as of January 2, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          [IF APPLICABLE, INSERT--this Security is unsecured and the indebtedness of the Company evidenced by this Security, including the principal hereof (and premium, if any) and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the obligations of each of the Company and the Guarantor, respectively, to Holders of Senior Debt of the Company or the Guarantor, as the case may be, as defined in the Indenture, and each Holder of this Security or a Coupon, if any, appertaining to this Security, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.]

          The provisions of this Security are continued on the reverse hereof and the provisions there set forth shall for all purposes have the same effect as though fully set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture, or its successor thereunder, by manual signature of one of its, or the Authenticating Agent's, authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          [If this Security is not interest-bearing, or is denominated in a currency other than U.S. Dollars, make appropriate changes to the foregoing.]

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                                   UNION OIL COMPANY OF CALIFORNIA


                                   By
                                      ---------------------------------------
                                       Title:
[Seal]

Attest:

- --------------------------------
[Assistant] Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Dated:
                                   [                              ],
                                     As Trustee



                                   By___________________________________
                                        Authorized [Officer][Signatory]


                                [Form of Reverse]

                 [Form of Temporary Global Fixed Rate Security]

                         UNION OIL COMPANY OF CALIFORNIA

               Payment of Principal, Interest and Premium, if any,

                                  Guaranteed by

                               UNOCAL CORPORATION

                           [Insert Title of Security]


          This Security is one of a duly authorized issuance of securities of the Company designated as its _______________________________ (the
"Securities"), limited to an aggregate principal amount of U.S. $_________, subject to reduction or increase upon the determination of the Company, issued or to be issued in one or more series under the Indenture among the Company, the Guarantor and the Trustee. The Securities of this series are issuable as Bearer Securities, with interest Coupons attached, in denominations of [U.S. $_________ ________] and as Registered Securities, without Coupons, in denominations of [U.S. $_________] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured Coupons and all matured Coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; PROVIDED, HOWEVER, that Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date and the relevant Interest Payment Date shall be surrendered without the Coupon relating to such Interest Payment Date. Bearer Securities may not be issued in exchange for Registered Securities.

          [IF APPLICABLE, INSERT--The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days notice by mail, [(1)] [IF APPLICABLE INSERT--on _______________________________ in any year commencing with the year _______________ and ending with the year _______________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [IF APPLICABLE, INSERT--at any time [on or after _________________________, 19_____], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed [on or before _____________________________, _____%, and if redeemed] during the 12-month period beginning _______________ of the years indicated.

                      Redemption                             Redemption
            Year        Price              Year                 Price
            ----      ----------           ----              ----------


and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption [IF APPLICABLE, INSERT--[whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; but interest payments on this Security the Stated Maturity of which is on such Redemption Date will be payable only upon presentation and surrender of Coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise).]

          [IF APPLICABLE, INSERT--The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days notice by mail, (1) on _________________________in any year commencing with the year __________ and ending with the year _________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [or after _______________________________, 19_____], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below if redeemed during the 12-month period beginning ____________ of the years indicated.


                          Redemption Price           Redemption Price for
                           for Redemption            Redemption Otherwise
                         Through Operation          Than Through Operation
        Year            of the Sinking Fund          of the Sinking Fund
        ----            -------------------         ----------------------


and thereafter at a Redemption Price equal to _______% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; but interest payments on this Security the Stated Maturity of which is on such Redemption Date will be payable only upon presentation and surrender of Coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise).]

          [IF APPLICABLE, INSERT--The Securities may be redeemed at the option of the Company as a whole, but not in part, at any time at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if the Company shall determine that as a result of (a) any change in or amendment to, the laws (or regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, or
(b) any action, including any of those specified in clause (a) of this sentence, taken by a taxing authority of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company or the Guarantor, or
(c) a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof, whether or not such decision was rendered with respect to the Company or the Guarantor, or (d) a technical advice memorandum or other pronouncement issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company or the Guarantor, there is a substantial likelihood that the Company or the Guarantor will be required to pay additional amounts pursuant to the obligations of the Company evidenced on the face hereof with respect to the Securities.]

          [IF APPLICABLE, INSERT--The sinking fund for this series provides for the redemption on _______________________________ in each year, beginning with the year _____ and ending with the year _______ [not less than (U.S. $______] [("mandatory sinking fund") and not more than [U.S. $___________]] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made--in the inverse order in which they become due].

          [IF APPLICABLE, INSERT--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made or to be made outside the United States by the Company or any of its Paying Agents of the full or partial amount of principal (and premium, if any) or interest due with respect to any Bearer Security or Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or Coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) that would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, PROVIDED that in each case referred to in Clauses (a)(ii) and (b) payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities, as a whole but not in part, upon not less than 30 nor more than 60 days prior notice as described below, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the Redemption Date, or (y) if and so long as the conditions of the fourth paragraph (excluding the legends and chart) on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination (the "Determination Notice") in the manner described below, in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such Redemption Date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in Clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, and as long as the Company is obligated to pay additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days prior notice given in the manner described below, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the Redemption Date, but without reduction for applicable United States withholding taxes.]

          [IF APPLICABLE, INSERT--Determination of Notice will be given by publication in an Authorized Newspaper in The City of New York, London and, if the Securities of this series are then listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in Luxembourg or in any other city outside the United States or, if not practicable, elsewhere in Europe, and by mail to Holders of Registered Securities.]

          [IF APPLICABLE, INSERT--Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York, London and, if the Securities of this series are then listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in Luxembourg or in any other city outside the United States or, if not practicable, elsewhere in Europe, and by mail to Holders of Registered Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.]

          [IF APPLICABLE, INSERT--Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, as provided in the Indenture.]

          [IF APPLICABLE, INSERT--At any time after _____________ the Securities of this series may be redeemed, as a whole or from time to time in part, at the option of the Company at a Redemption Price equal to their principal amount plus accrued interest to the Redemption Date.]

          In case of redemption of less than all of the Securities of this series at the time outstanding, the Securities of this series to be redeemed shall be selected by the Trustee in such manner as the Trustee shall deem appropriate and fair, as provided in the Indenture.

          [IF APPLICABLE, INSERT--In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [IF APPLICABLE, INSERT--Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, [If Securities of the series are issuable as Bearer Securities, insert--on or after the Exchange Date]. The Holder's option so to redeem is exercisable at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, at least 30 days prior to the Redemption Date, this Security [If Securities of the series are issuable as Bearer Securities, insert--together with all Coupons maturing after the Redemption Date,] accompanied by written notice to the Company that the Holder hereof instructs the Company to redeem this Security. Such notice shall state (i) the CUSIP number of this Security; (ii) the portion of the principal amount of this Security to be purchased, which portion must be an integral multiple of $1,000; and (iii) that this Security is to be purchased by the Company pursuant to the applicable provisions hereof. [If Securities of the series are issuable as Bearer Securities, insert--The Holder of this Security may elect to submit for redemption by the Company such Security as a whole but not in part.] Such notice duly received shall be irrevocable.]

          [IF THE SECURITY IS [CONVERTIBLE] [EXCHANGEABLE] INTO [PREFERRED STOCK] [COMMON STOCK] OF THE GUARANTOR, INSERT- Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the Redemption Date as provided in the Indenture unless the Guarantor defaults in making the payment due upon redemption), to [convert] [exchange] the principal amount of this Security (or any portion hereof which is [insert minimum denomination] or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each [conversion] [exchange] to the nearest 1/100th of a share) of the [Preferred Stock] [Common Stock] of the Guarantor, as said shares shall be constituted at the date of [conversion] [exchange], at the initial [conversion] [exchange] price of $_____ principal amount of Securities for each share of [Preferred Stock] [Common Stock], or at the adjusted [conversion] [exchange] price in effect at the date of [conversion] [exchange], upon surrender of this Security, together with the [conversion] [exchange] notice hereon duly executed, to the Guarantor at the designated office or agency of the Guarantor in _______, accompanied (if so required by the Guarantor) by instruments of transfer, in form satisfactory to the Guarantor and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. [Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being [converted] [exchanged] shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Guarantor of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being [converted] [exchange]. Subject to the aforesaid requirement of repayment and, in the case of a [conversion] [exchange] after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on [conversion] [exchange] for interest accrued hereon or for dividends on shares of [Preferred Stock] [Common Stock] of the Guarantor issued on [conversion] [exchange].] The Guarantor [is] [is not] required to issue fractional shares upon any such [conversion] [exchange] [but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture.] [The [conversion] [exchange] price is subject to adjustment as provided in the following paragraph. In the event of [conversion] [exchange] of this Security in part only, a new Security or Securities for the [unconverted] [unexchanged] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

          [IF THE SECURITY IS [CONVERTIBLE] [EXCHANGEABLE] INTO [PREFERRED STOCK] [COMMON STOCK] OF THE GUARANTOR, INSERT APPLICABLE CONVERSION ADJUSTMENT AND ANTI-DILUTION PROVISIONS.]

          [IF THE SECURITY IS AN "INDEXED" SECURITY, INSERT APPLICABLE PROVISIONS.]

          [IF THE SECURITY IS AN "AMORTIZING" SECURITY, INSERT APPLICABLE PROVISIONS.]

          [IF APPLICABLE, INSERT--The Indenture contains provisions permitting the Company and the Guarantor to terminate each of their obligations with respect to certain provisions of the Indenture and as to the payment of the principal of (and premium, if any) and interest on Securities of this series if the Company or the Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of this series (i) money in an amount (in such currency, currencies or currency unit or units in which any such Securities are payable) or (ii) in the case of such Securities, if any, denominated in U.S. Dollars, direct non-callable and non-redeemable obligations of, or non-callable and non-redeemable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged, or, in the case of such Securities, if any, denominated in a Foreign Currency, foreign government securities which are direct, non-callable and non-redeemable obligations of, or non-callable and non-redeemable obligations guaranteed by the government that issued the currency, for payment of which guarantee or obligation the full faith and credit of such government is pledged, which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, such Securities, on the dates such installments of interest or principal are due in the currency, currencies or currency unit or units, in which such Securities are payable; PROVIDED, HOWEVER, that for the purposes of this paragraph, Securities shall include Securities of this series which may be issued upon exercise of warrants; PROVIDED FURTHER, HOWEVER, that the Company or the Guarantor shall not make or cause to be made the deposit provided by this paragraph unless the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company or the Guarantor, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company's or the Guarantor's option under the Indenture.]

          [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY,--If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY,--If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to--INSERT FORMULA FOR DETERMINING THE AMOUNT. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal (and premium, if any) of and interest, if any, on the Securities of this series shall terminate.]

          The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all affected series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of such series; PROVIDED, HOWEVER, that no such supplemental indenture may without the consent of the Holder of each Security so affected thereby
(a) change the Stated Maturity of the principal, or any installment of principal, of any Securities of such series, (b) reduce the principal amount thereof, (c) reduce the rate of interest thereon, or premium payable upon redemption thereof, (d) reduce the principal amount of any Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the place of payment on or with respect to the Security or the currency or currency unit in which any Security or any premium or interest thereon is payable or the obligation to pay additional amounts, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security on or after the Stated Maturity or Redemption Date thereof, (g) reduce the percentage in principal amount of Outstanding Securities of such series, the consent of which is required for any supplemental indenture or waiver (of compliance with certain Indenture provisions or certain defaults under the Indenture and their consequences), (h) change the obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (i) make any change that would adversely affect the right to convert any convertible Securities. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the Holders of all of the Securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (and premium, if any) or interest on any of the Securities of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each affected Holder. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange or substitution herefor and upon registration of transfer hereof, whether or not any notation of such consent or waiver is made upon this Security. Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture.

          Except for recourse against the Guarantor pursuant to the Guarantee, no recourse shall be had for the payment of the principal (and premium, if any) of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor, or of any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and (premium, if any) or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or provide for the payment of the principal of (and premium, if any) and interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          Subject to the terms of the Indenture, upon payment of a service charge and a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer (except the Company will pay for such service charges if the securities are listed on a stock exchange that requires the Company to pay such charges as a condition to listing) and upon surrender and cancellation of this Security upon any such transfer, a new Security or Securities of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

          Title to Bearer Securities and any Coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any Coupon appertaining thereto, as the absolute owner thereof for the purpose of receiving payment thereof or on account thereof and for all other purposes, whether or not such Security or such Coupon is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice or knowledge to the contrary.

          Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply if $2,500,000 or more has been invested in this Security.

          [IF APPLICABLE, INSERT--This Security and the Guarantee hereof will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and the Guarantor, respectively.]

          The Indenture, the Guarantee, the Securities and any Coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ---------------------------------

                               [FORM OF GUARANTEE]



          FOR VALUE RECEIVED, UNOCAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture (hereinafter called the "Indenture") referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Security when and as the same shall become due, according to the terms of such Security and the Indenture. In addition, the Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the principal of (and premium, if any) and interest on the Securities (whether at Stated Maturity thereof, acceleration, redemption or otherwise) the Guarantor will forthwith pay the same, without further notice or demand.

          The obligations of the Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and any premium on the Securities shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons], unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Guarantor;

          (b) the failure to give notice to the Guarantor of the occurrence of an Event of Default;

          (c) the waiver, compromise or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is made specifically applicable to the Guarantor;

          (d) the extension of the time for payment of any principal of (and premium, if any) or interest on any Security [IF APPLICABLE, INSERT--or Coupons] or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture;

          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Securities;

          (f) the taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Securities [IF APPLICABLE, INSERT--or Coupons];

          (g) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Securities [IF APPLICABLE, INSERT-- or Coupons];

          (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceeding;

          (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture, unless the Guarantor is also so released or discharged by operation of law;

          (j) the default or failure of the Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons]; or

          (k) the invalidity of the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons] or any part of any thereof.

          No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Trustee shall be available hereunder to the Guarantor against the Trustee to reduce the payments of the Guarantor under this Guarantee.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication on the Security to which this Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of one of its, or its Authenticating Agent's, authorized officers, this Guarantee shall not be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated:

                                        UNOCAL CORPORATION


                                        By
                                           -----------------------------------
                                             Title:
[CORPORATE SEAL]

Attest:


- ----------------------------------
[Assistant] Secretary

                                   SCHEDULE A
                         INTEREST PAYMENTS AND EXCHANGES
                            FOR PERMANENT SECURITIES


          The following exchanges of a part of this Temporary Global Fixed Rate Security for one or more Permanent Securities and the following payments of interest in respect of this Temporary Global Fixed Rate Security have been made:


   DATE OF                   PRINCIPAL      OUTSTANDING       NOTATION MADE
 EXCHANGE OR     INTEREST     AMOUNT           AFTER            BY OR ON
   PAYMENT         PAID      EXCHANGE        EXCHANGE        BEHALF OF TRUSTEE
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

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                                       16

                                [Form of Coupon]

                                 [Form of Face]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNION OIL COMPANY OF CALIFORNIA              Principal Amount
Guaranteed by Unocal Corporation             (U.S. $__________)
Security No.

Interest Payment Date:                       Original Issuance Date of Security:

Interest Amount:                             Maturity Date of Security:


          This Coupon appertains to a Union Oil Company of California [NAME OF SECURITY] of the Principal Amount and with the Original Issuance Date and the Maturity Date specified above (the "Security"), the number of which is set forth above.

          Unless the Security shall have been called for previous redemption and payment thereof shall have been duly provided for, on the Interest Payment Date set forth above, Union Oil Company of California (herein called the "Company") shall pay to bearer, upon surrender hereof, the Interest Amount shown above (together with any additional amounts in respect thereof that the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) in the offices of the Paying Agents set out on the reverse hereof or at such other offices or agencies as otherwise provided in the Security to which this Coupon appertains, which shall be located outside the United States of America (including the States and the District of Columbia) or its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands (collectively the "United States") as the Company may designate from time to time, at the option of the Holder, by United States Dollar check drawn on a bank in The City of New York or by transfer of United States Dollars to an account maintained by the payee with a bank located outside the United States, being [one year] or [six months] or such other period as accrued interest then payable on said Security.

          This Coupon shall be governed by, and construed in accordance with, the laws of the State of New York.

               [If this Coupon is payable in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

                                   UNION OIL COMPANY OF CALIFORNIA


                                   By
                                      -----------------------------------------
                                        Title:


                                [Form of Reverse]

                      [Identify Trustee and Paying Agents]

                                       17